                                                                    Exhibit 12.1


COMPUTATION OF DEFICIENCY OF EARNINGS TO FIXED CHARGES

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


                                                                               FOR THE YEAR                            FOR THE THREE
                                                                                  ENDED                                 MONTHS ENDED
                                                                                DECEMBER 31,                              MARCH 31,
                                                          1997        1998         1999           2000         2001         2002
                                                      ------------------------------------------------------------------------------
                                                                                   (000'S)

Fixed charges
     Interest expense on indebtedness                  $     --     $     --     $    291      $    425      $    690      $    162
     Estimated interest expense within rental expense        92          303          282           361           775           241
                                                      ------------------------------------------------------------------------------
           Total fixed charges                               92          303          573           786         1,465           403

Earnings (loss)
     Loss before income taxes                            (3,833)      (8,904)     (18,124)      (46,729)      (73,541)      (11,889)
     Fixed charges per above                                 92          303          573           786         1,465           403
                                                      ------------------------------------------------------------------------------
           Total loss                                    (3,741)      (8,601)     (17,551)      (45,943)      (72,076)      (11,486)
                                                      ------------------------------------------------------------------------------
Coverage deficiency                                    $ (3,833)    $ (8,904)    $(18,124)     $(46,729)     $(73,541)     $(11,889)
                                                      ==============================================================================
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